EVIE
EVIE AUTONOMOUS GROUP

EVIE AUTONOMOUS GROUP
INVESTOR PRESENTATION


EVIE
AUTONOMOUS

EVIE
EVIE AUTONOMOUS GROUP

Disclaimer

About this Presentation
This "Presentation" is for informational purposes only and has been prepared by Evie Autonomous Group LTD "EAG" to assist interested parties in making their own evaluation with respect to the proposed business combination between EAG and Bannix Acquisition Corp, "Bannix": NASDAQ:BNIX, the "Transaction" and a planned private placement equity investment into Bannix / the combined company before closing. This Presentation and the information contained herein are confidential and may not be copied, distributed or disclosed to any other person.

The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is aware that the U.S. securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and is familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

None of EAG or Bannix makes, and each hereby expressly disclaims, any representation or warranty, express or implied, as to the reasonableness of the assumptions made in this Presentation or the accuracy or completeness or the information, including any projections, contained in or incorporated by reference into this Presentation. None of EAG, Bannix or the Placement Agent will have any liability for any representations or warranties, express or implied, contained in, or omissions from, this Presentation or any other written or oral projections communicated to the recipient in the course of the recipient's evaluation of EAG and Bannix. The data contained herein is derived from various internal and external sources. None of EAG, Bannix or the Placement Agent assumes any obligation to provide the recipient with access to any additional Information or to update the information in this Presentation.

Completion of the Transaction is subject to, among other matters, EAG and Bannix entering into a definitive agreement with respect to the Transaction and completing their due diligence investigation of the other party, approval by Bannix's stockholders and other closing conditions to be included in a definitive agreement. No assurances can be given that the parties will successfully negotiate and enter into a definitive agreement or that the Transaction will be consummated on the terms or in the timeframe currently contemplated, if at el This Presentation is subject to update, completion, revision, verification and amendment. No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation and it is an offense to represent or claim otherwise. The information contained herein does not purport to be all inclusive. Nothing herein will be deemed to constitute investment, legal, tax, financial, accounting or other advice.
No Offer or Solicitation.
This Presentation is neither an offer to sell or purchase, nor a solicitation of an offer to sell, buy or subscribe for any securities, nor is it a solicitation of any vote in any jurisdiction pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements
This presentation includes "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements, in certain circumstances, can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," "model" and "proposes." Except for statements of historical fact, the information contained herein constitutes "forward-looking statements" and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) the expected development of the Company's business, projects, and joint ventures; (iii) execution of the Company's vision and growth strategy, including with respect to future M&A activity and global growth; (iv) sources and availability of third-party financing for the Company's projects; (v) completion of the Company's projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company's current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow the reader the opportunity to understand management's beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating EVIE Autonomous Group Ltd.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These statements are not guarantees of future performance and undue reliance should not be placed on them. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures. Forward-looking statements speak only as of the date of the document in which they are contained, and EVIE Autonomous Group Ltd. does not undertake any duty to update any forward-looking statements except as may be required by law.

Use of Projections
This Presentation contains financial forecasts with respect to, among other things, revenue, annual recurring revenue, contribution margin, adjusted gross profit margin, adjusted EBITDA margin, and certain ratios and other metrics. These unaudited financial projections have been provided by EAG's management, and EAGs independent auditors have not audited, reviewed, compiled or performed any procedures or any due diligence with respect to the unaudited financial projections for the purpose of their inclusion in this Presentation and, accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation.

These unaudited financial projections should not be relied upon as being indicative of future results. The inclusion of the unaudited financial projections in this Presentation is not an admission or representation by EAG or Bannix that such information is material. The assumptions and estimates underlying the unaudited financial projections, including the market for EAGs services and EAG's ability to raise funds if and when required, are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited financial projections. There can be no assurance that the prospective results are indicative of the future performance of EAG or Bannix or that actual results will not differ materially from those presented in the unaudited financial projections. Inclusion of the unaudited financial projections in this Presentation should not be regarded as a representation by any person that the results contained in the unaudited financial projections wil be achieved.

EVIE
EVIE AUTONOMOUS GROUP

Disclaimer continued

Non-GAAP Financial Measures
This Presentation also includes certain financial measures not presented in accordance with U.S. generally accepted accounting principles ("GAAP") including, but not limited to adjusted gross profit margin, adjusted EBITDA margin and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing EAG's financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAP. EAG's presentation of these measures may not be comparable to similarly titled measures used by other companies. These nor-GAAP financial measures are subject to inherent limitations, as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Further, this Presentation does not include any financial statements prepared in accordance with GAAP or financial information derived from financial statements prepared in accordance with GAAP, which means that the Presentation does not show how the non-GAAP information relates to financial statements prepared in accordance with GAAP. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not, and are likely not to, reflect actual results. Accordingly, undue reliance should not be given to non-GAAP financial information.

Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Presentation may not sum due to rounding.

Industry and Market Data
The information contained in this Presentation also includes information provided by third parties, such as market research firms. None of Bannix, EAG, the Placement Agent or their respective affiliates nor any third parties that provide information to Bannix or EAG, such as market research firms, guarantees the accuracy, completeness, timeliness or availability of any information. None of Bannix, EAG, the Placement Agent or their respective affiliates and any third parties that provide information to Bannix or EAG, such as market research firms, are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content. None of Bannix, EAG, the Placement Agent or their respective affiliates give any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory. punitive, special or consequential damages, costs, expenses, legal fees or losses including last income or profits and opportunity costs in connection with the use of the information herein.

Additional Information and Where to Find It
If a definitive agreement is entered into in connection with the proposed Transaction described herein, a copy of the definitive agreement and a brief description of the Transaction will be included in a Current Report on Form 8-K filed by Bannix and a full description of the terms of the Transaction will be provided in a proxy statement/prospectus for Bannix's stockholders, to be filed with the SEC. Bannix urges investors, stockholders and other interested persons to read, when available, the proxy Statement/prospectus, as well as other documents filed by Bannix with the SEC, because these documents will contain important information about Bannix, EAG and the proposed Transaction. The proxy statement prospectus will be mailed to stockholders of Bannix as of a record date to be established for voting on the proposed Transaction.

Stockholders may obtain copies of the proxy statement/prospectus, when available, without charge, at the SEC's website at waw.sec.gov or by directing a request to: Bannix Acquisition Corp, 300 Tice Blvd Suite 315 Woodcliff Lake, NJ 07677

Participants in Solicitation
Bannix and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of Bannix stockholders in connection with the potential Transaction described herein under the rules of the SEC. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Bannix's directors and executive officers in the proxy statement/prospectus relating to the proposed Transaction when it is filed with the SEC These documents may be obtained free of charge from the sources indicated above.

Miscellaneous
The information contained in this Presentation is the property of EAG and Bannix. This Presentation may not be copied, published, reproduced or distributed in whole or in part at any time without the prior written consent of EAG and Bannix. The trade names, service marks, trademarks and trademark symbols used herein are the properties of their respective owners. The use and presentation of such trade names, service marks, trademarks and trademark symbols is not intended to imply any relationship with EAG or Bannix or any endorsement or sponsorship of EAG or Bannix. References in the Presentation to partnerships refer to strategic agreements and relationships which may or may not come within the legal definition of partnership and which do not necessarily give the parties rights and obligations which partners may have under applicable law.

This Presentation is being delivered to you pursuant to a confidentiality agreement. By reading this Presentation, you agree to be bound by the limitations set out herein. Any failure to comply with these restrictions may constitute a violation of applicable laws. At any time upon the request of EAG or Bannix for any reason, recipient shall promptly deliver to EAG or Bannix or securely destroy this Presentation and any other documents furnished to recipient by or on behalf of EAG or Bannix without keeping any copies, in whole or part, thereof.

EVIE

EVIE AUTONOMOUS GROUP

“At Evie we move vehicles, people and goods autonomously”



Evie is an innovations group with a rich portfolio of autonomous AI technology, IP, robotics and EV automotive hardware capabilities.

EVIE
EVIE AUTONOMOUS GROUP

Executive Summary

"Delivering Innovation in autonomy, vehicles that work harder, smarter, and safer."

EVIE Autonomous Group (EAG) is an innovations group based in the UK. It brings together world class artificial intelligence and proven autonomous technology with decades of automotive industry expertise.

The core product is a complete and reliable level 4 autonomous technology stack that any OEM can install on their own equipment to enable it to self-drive and operate. This complete "lift & shift" autonomy system is provided at an unmatched price point, enabled by the propriety software architecture, which is purpose built for robotics and autonomous development. The architecture allows EAG to rapidly deploy and test, saving time and money over traditional develop approaches. It also requires less processing resources reducing the cost further and improving system efficiencies. The lift & shift system generates recurrent revenues from licensing and an "autonomy as a service" business model.

In Oct 2022, EAG acquired the world's most proven electric autonomous pod platform, which has moved 6.3 million passengers at London Heathrow T5 since 2011. EAG has upgraded the pods with its level 4 autonomous stack, enabling pods operate safely outside of a guideway.

We have developed a range of autonomous mobile platforms intended to transform industries such as logistics, public service, and mass transit in off highway, controlled environments. We will have these produced under license by existing production partners providing instant global scale without the capital expenditure needs.

This provides for endless applications and will be delivered at an unmatched, affordable price point, unlocking significant global demand.



Steven Lake
Founder & CEO

"From farms to construction sites, Our autonomy adds a new dimension to productivity, profitability and safety."

EVIE
EVIE AUTONOMOUS GROUP

Delivering World Leading Innovation with Purpose

Our mission is to deliver affordable, proven autonomous solutions for industries, improving productivity and safety. Our autonomous technology stack is developed and demonstrated across multiple major vehicle types within vital industries such as PRT, agritech, airside, portside and logistics. The possibilities our technology holds are truly endless.

We are no strangers to a challenge, and are determined individuals who are ready to push limits and complete a future-proof range of super-efficient vehicles for industrial off-highway and light rail alternative applications.

"Our goal at Evie Autonomous Group is to deliver positive change to the world with our robotics, AI and autonomous technologies"


EVIE
AUTONOMOUS

Executive Summary

EVIE - electric vehicles integrated everywhere.

The Evie Business Model

Where innovative thinking reduces costs & delivers high return on investment

EVIE
EVIE AUTONOMOUS GROUP

We are focused on generating high returns from efficient operations with minimal overheads. Our unique autonomous technology provides rapid scale through licensing our IP, as well as selling our hardware to third party OEMs, because it can be easily installed into a multitude of vehicles. This approach provides for global expansion and generates long term recurrent revenues. Our innovative range of Future Mobility Platforms utilises our technologies and is built by our partners, which significantly reduces our capital requirements whilst providing capacity and scalability globally.

Built on Three Core Pillars: Licensing IP, Software as a Service (SaaS) and Hardware Sales

Autonomous Hardware & IP

- IP sold under license to third party original equipment manufacturers
- Hardware stack with 4D AI radar, autonomous control system and vehicle integration
- Infrastructure equipment & hardware

SaaS

- Data services
- Full fleet management
- Recurring revenue streams

EVIE

Future Mobility Platforms

Evie's product range, built by partners, installed with our autonomous stack. Providing improved productivity, profitably and safety in off highway movement of people and goods.

Evie's design team will work with global OEM's to integrate our autonomous ready EV platform IP, allowing for exponential growth globally through existing networks.

EVIE
EVIE AUTONOMOUS GROUP

Investment:
Minimum $13 Million

2029 Global Profit Forecast:
$1,122 Billion

Investor ROIs:
2023 Enterprise Multiples
16.4 x EBITDA median multiple for Robotics & AI
$18.4 Billion implied valuation

9.3 x EBITDA median multiple for Autonomous Vehicles
$10.4 Billion implied valuation

Products:
- Autonomous self-driving and self-operating technology stack with AI, fully developed & proven. It is easily integrated into any third party OEM equipment at an unmatched price point

- Our own range of autonomous pods and mobile platforms, built under license, for the movement of people in airports and smart cities and the movement of goods and cargo in industry and farming

Location:
United Kingdom based Head Quarters

Source: Finerva Robotics & AI 2023 Valuation Multiples Report

"Evie is an innovations group with a rich portfolio of autonomous AI technology, IP, robotics and EV automotive hardware capabilities."

Complete & Proven
Level 4 autonomous technology stack with fleet management services

Universal Technology
Works on any vehicle & available for sale today

The World's Most Proven Pod
The current pod has moved 6.3m passengers at Heathrow

Low Cost
Commercially viable autonomy at an unmatched price point

Endless Applications
Moving people & cargo, with fleet operations outside of a guideway

Built Under License
Evie 2.0 concept range built by OEM partners

Rapid ROI with High Growth
Time to market 18 months with low Cap Ex of $15m

Global Demand
Significant enquiries
Total Addressable Market of $745 Billion

The Evie Story

"A proven autonomous Personal Rapid Transit pod system deployed at London Heathrow airport since 2011"

EVIE
EVIE AUTONOMOUS GROUP

The pod is the UK's first fully autonomous vehicle for first mile – last mile transportation. The pod has been developed in conjunction with Heathrow Airport and utilises the base technology platform from the work completed by Ultra PRT (Personal Rapid Transit).

Our founder supplied the electronics to Westfield and supported them on several other autonomous projects globally. He took the opportunity to acquire the IP and Evie pod platform, providing Evie with the world's most proven pod and a global order book of Personal Rapid Transit project enquiries, replicating the operation at London Heathrow Airport.

The acquisition, completed in October 2022, included all trademarks, intellectual property, stock, and assets of the Westfield Technologies Group (Autonomous Vehicles Systems) business, now re-branded as Evie Autonomous. Faced with unexpected demand, Evie has decided to update the design and autonomous stack to enable scaled-up production, dramatically reducing the unit cost and enable for PRT sales.

"Taking the worlds most proven pod and integrating reliable autonomous technology to enable off guideway operations and endless applications."


B
B
Heathrow
Heathrow
207
210

Personal Rapid Transit (PRT) autonomous pods at London Heathrow Airport

Broad Opportunities With a Core Focus

The off-highway autonomous vehicles market is globally significant with many applications. We are initially focused on introducing Personal Rapid Transit (PRT) autonomous shuttle pods into various markets where our technology has been proven and we have demonstrated huge demand.

Using the same core platform and technology we will expand our PRT system into public mass transit, ground support vehicles and robotic AI agriculture platforms, such as fruit and vegetable farms and vertical farm integration.

01 Personal Rapid Transit

Airports, Conference Centres, Amusement Parks, Zoos, Venues



02 Public Mass Transit

Airports & Smart Cities





03 Ground Support Vehicles

Airports & Ports, Logistics, Industrial



04 Agriculture

Robotic AI Agritech Platforms, Fruit & Vegetable Farms, Vertical Farms

The Market Opportunity

The Total Addressable Market (TAM) for autonomous future mobility platforms is forecast to be in excess of $745 billion by 2030. Evie Autonomous has ambitious yet realistic plans to develop sales to $3.9 billion in the same period, representing 0.53% market penetration.

The market can be segmented into the movement of people and cargo across a range of settings and applications, such as off highway personal rapid transit, public mass transit, ground support vehicles for logistics industry and agriculture.

Applications	Evie Product	2030 Market Size	2030 Evie Forecast
Airports Automated People Movers	PRT Pods in Guideway	$25,000,000,000	$25,920,000
Conference Centres, Amusement Parks, Zoos	PRT Autonomous Pods	$25,776,000,000	$1,532,160,000
Smart Cities	Public Mass Transist	$606,000,000,000	$1,342,500,000
Autonomous Ground Support Vehicles	Autonomous Ground Support Vehicles	$4,080,000,000	$235,000,000
Logistics & Distribution Centres	EV Base Units	$68,400,000,000	$390,000,000
Agricultural	Farm GSV	$16,600,000,000	$391,680,000
Future Mobility Platforms		**$745,856,000,000**	**$3,917,260,000**
			0.53%

2030 Future Mobility Platform Market Size Forecast


TAM Size Forecast By 2030
Evie Forecast By 2030
$3,917,26,000
$745,856,000,000
0.53%
The Total Addressable Market TAM
Evie Market Share Forecast

$745 billion **$3.9 billion**

2030 Market Segmentation Forecast


$16,600,000,000
$25,000,000,000
$25,776,000,000
$68,400,000,000
$4,080,000,000
$606,000,000,000
PRT Pods in Guideway
Public Mass Transit
EV Base Units
PRT Autonomous Pods
Autonomous Ground Support Vehicles
Farm GSV

$745 billion

2030 Evie Market Segmentation Forecast


$391,680,000
$25,920,000
$390,000,000
$1,532,160,000
$235,000,000
$1,342,500,000
PRT Pods in Guideway
Public Mass Transit
EV Base Units
PRT Autonomous Pods
Autonomous Ground Support Vehicles
Farm GSV

$3.9 billion

Report by Markets and Markets - "Automated Passenger Movers and Autonomous Pods Market by Application (Airport, Industrial, and Commercial) and Region (North America, Europe, Asia Pacific, and Rest of the World), Forecast to 2030."

The Evie Autonomous stack is supplied to any third-party equipment manufacturers supplying the total addressable market, enabling a far higher penetration of 0.9% than forecast by our own future mobility autonomous platforms.

Investment

EVIE
EVIE AUTONOMOUS GROUP

Evie Autonomous Group is seeking funding for business coordination with Bannix of at least $13 million to provide working capital and delivery of the updated Evie 2.0 Personal Rapid Transit Autonomous Pod. This figure takes into account positive cash inflows & revenues during the next 2 years.

Evie Autonomous Group has identified and approached several potential takeover targets that possess technologies and facilities that would considerably speed up the company's product development and sales.

Evie Autonomous Group's financial forecast as presented shows a cash basis loss up to year end 2025, after which the company expects to be cash flow positive.

The $13 million target will allow the company to meet its plan initially. Further funding will enable the company to build bespoke (dedicated) facilities whilst preparing its full suite of products simultaneously and to engage in select acquisitions that support the core mission and accelerate the plan.



Use of Investment Capital
$1,759,959 , 9%
$625,000 , 3%
$6,250,000 , 34%
$6,427,508 , 35%
$3,529,875 , 19%
Innovation Centre CAPEX
Workshop CAPEX
Prototyping
Overheads
Direct costs

A global IP plan is part of the operations and covered by the overheads

Maximising ROI

Established global demand in a high growth technology sector addressing core challenges around labour shortages, skills, productivity and safety. The unique autonomous technologies are combined with a proven track record, transformative economics, and strategic mergers & acquisitions M&A plan to accelerate return on investment and shareholder value.

EVIE AUTONOMOUS GROUP

Proven Track Record

Operating since 2011 with 6.3 million passengers transported over 339,000km.

Established Global Demand

Total value of current enquires >$1 billion.

Strategic M&A Plan

M&A targets identified driving profitability sooner.

Unique Autonomous Technology

Proprietary (patents pending), AI 4D radar & HD vision autonomous stack.

Scaling Up with Partners

Autonomous technology stack available for sale to other OEMs. Outsourced production delivering scale.

Leading the Competition

We are the world leader in our core market sector of off highway PRTs.

The Strategy

- Commercialise existing autonomous IP
- Develop future mobility platform concepts
- Scale up with partners

EVIE
EVIE AUTONOMOUS GROUP

The Strategy

Evie is an innovations group with a rich portfolio of autonomous technology IP and capabilities which will be leveraged by:

- Innovation & design: Evie will invest heavily in research and development to create new and innovative industrial mobility products. Our products will be known for their sleek design, reliability, high-quality components and affordability
- Evie is driven by technology that works today. Sensors, machine learning algorithms, AI and software developed in-house
- Being a tier 1 automotive supply chain partner – building on the long-standing reputation of the founder to provide much needed technologies to other OEMs under license
- Production process design – ensuring global OEMs can produce Evie 2.0 pods at scale to a high quality
- Deploying software as a service, finance and insurance deals, as well as maintenance contracts, all add to our customer satisfaction and profit

Overall, Evie's strategy is focused on deploying innovative technologies, controlling the entire production process, building a strong brand identity, providing exceptional customer service, and expanding our service offerings.




EVIE
AUTONOMOUS

Design

We have a highly experienced design team with multiple OEM electric automotive prototype projects completed to the highest standard.

Technology & AI

The complete solution for connected autonomous vehicles; built in-house using proprietary software. And proven over years on multiple vehicle types.

Supply Chain Partner

Utilising existing tier 1 supply chain relationships to become a leading supplier of autonomous technologies and components.

Production Process Design

Everything is built to the highest standard. Compliant to an optimised in-house process enabling scaled up production by select partners globally.

Integration Engineering

Our team of integration engineers work with major OEMs and support the installation of our technology into the production vehicles.

Complete Autonomous Supply Chain

A mix of complimentary revenue streams;

Autonomy & Innovation Revenues

- Sale of lift and shift autonomous stack
- Licensing fees for specific applications
- Autonomy as a service, SaaS revenue
- Custom development and integration
- AI radar vision enabled system
- Autonomous rail systems
- Sale of underlying components

Connected Data Revenues

- Data analytics
- Fleet management services
- Partnerships (connected vehicles)

Future Mobility Platforms Revenues

- Platform sales
- Parts & servicing
- Maintenance & support

Evie Service Revenues

- Project management services
- Evie consultancy & capital services



EVIE AUTONOMOUS GROUP
Sale of Lift & Shift Autonomous Stack
Licensing Fees for Specific Applications
Autonomy as a Service
Custom Development
Sale of Underlying Components
Parts & Servicing
Maintenance & Support
Platform Sales
Data Analytics
Fleet Management Services
Partnerships (Connected Vehicles)
Project Management Services
Evie Consultancy & Capital Services
Autonomous Rail Systems
AI Radar Vision Enabled System

"Evie generates revenue across the whole value chain."

M&A Plan

We have identified multiple companies that can support our core mission, help accelerate our growth and sales, as well as securing additional supply chain capabilities, complimentary IP and augment our innovation pipeline.

EVIE
EVIE AUTONOMOUS GROUP

Proven Technology Centre

Automotive Supply Chain

T/o	£38 million
EBITDA	£5 million
Price	**£20-£25 million**

Battery Technology

Energy Storage Systems

Net assets	£500,000
Price	**£2 million**

Future Composite Manufacturing

Advanced Materials

Net assets	£1 million
Price	**£5-£10 million**

Crash Prevention Technology

Advanced Air Mobility Applications

Patents	£8 million
Price	**£10 million**

Electric Drive Systems

EV Platform Technology

Patents	£5 million
Price	**£1 million**

Smart Farm Robots

Agritech

Patents	£8 million
Price	**£500,000**


EVIE
AUTONOMOUS

Pod Transformation Strategy

From design to commercialisation

The transformation plan starts with the design and development of a modular, scalable, autonomous, electric platform that acts as the core for endless applications. The team has significant expertise in EV design and development with an existing tier 1 supply chain in place. It is vital that the design and production design processes are optimised to ensure that we can deliver high quality, affordable and reliable pods which exceed operating service levels and lifespan expectations.

Products that exceed operating levels can contribute to a more sustainable approach to consumption. Longer product lifespans reduce waste and the need for frequent replacements, thereby minimising the environmental impact associated with manufacturing and disposal.

When a product exceeds its expected operating levels, warranty coverage and customer support become important considerations. We will need to ensure that we have appropriate support mechanisms in place to address any issues that may arise during the extended lifespan of the product.

Ultimately, we want to deliver a class leading experience. Value for money with increased customer satisfaction, positive reviews, strong reputation and brand loyalty. Evie has a number of specific customer requests for Evie 2.0 shuttle pods with target specifications and so we are building our initial pods to service these needs. These implementations generate revenue and act as reference cases for many other interested parties.

"Evie will work with select proven certified production partners providing instant scale and reach globally."

EVIE AUTONOMOUS GROUP

The Opportunity

Why now?

EVIE
EVIE AUTONOMOUS GROUP

Why Does Evie Work Today?

Evie has significant demand for its shuttle pod, cargo pod, and agritech platform. The lack of highly skilled operators and economic background is accelerating the transition by industry to adopt our technology today.

Evie's complete system works today in harsh off-road environments where there is significant market demand and endless applications.

2022 Gartner Hype Cycle Analysis

We are 10 years away from road-legal, high-speed autonomy. This is because the range that perception sensors can detect small objects with sufficient fidelity is limited during high-speed operations.

Multiple blue chip OEMs have abandoned on-road advancements with autonomous vehicles due to this technological constraint.



Expectations
Knowledge Graphs
Intelligent Applications
Digital Ethics
Edge AI
Deep Neural Network ASICs
Data Labeling and Annotation Services
Smart Robots
Decision Intelligence
AI Developer and Teaching Kits
AI Governance
Augmented Intelligence
Neuromorphic Hardware
Things as Customers
Responsible AI
AI Marketplaces
Generative AI
Composite AI
Small Data
Artificial General Intelligence
AI Cloud Services
Deep Neural Networks (Deep Learning)
Natural Language Processing (NLP)
Machine Learning
FPGA Accelerators
Chatbots
Computer Vision
Insight Engines
Evie Autonomous Technology
GPU Accelerators
Cognitive Computing
Autonomous Vehicles
Innovation Trigger
Peak of Inflated Expectations
Trough of Disillusionment
Slope of Enlightenment
Plateau of Productivity
Time
Plateau will be reached:
less than 2 years
2 to 5 years
5 to 10 years
more than 10 years
obsolete before plateau
As of July 2020

EVIE
EVIE AUTONOMOUS GROUP

Completing The Game

What we have in place:

- Proven affordable autonomous platform
- Safe and certifiable drive-by-wire control system
- Low voltage PDM control
- High voltage inverter, motor & battery
- Proven supply with economies of scale
- World leading electric pod asset acquired with strong brand
- Experienced team
- A deep understanding of manufacturing
- Class leading specifications
- Elegant design
- Endless applications
- Global trends accelerating demand
- Market demand is proven
- Connected infrastructure in place – satellite & 5G



What's the missing piece?

- Timely capital support

EVIE AUTONOMOUS GROUP

The Team

Our team of experts, who have built the technology and platform, are made up of dedicated individuals who share our passion. They will be migrated to Evie Autonomous Group following the business combination.

Our Team

Our team is made up of passionate, dedicated individuals who share a common vision of a future where machines and humans can work together to achieve great things. We are committed to excellence in everything we do, from research and development to manufacturing process, design, and service provision.

The current team comprises of:

Directors/senior managers (5)
Senior engineers for Evie hardware (3)
Electronic engineers (4)
Software engineers (3)
Marketing (3)
Accounts/administration (2)



Proposed Group Organisational Structure
Board of directors


Chief Executive Officer
Steven Lake
General Council
To Be Appointed
Chief Operating Officer
James Myatt
Chief Commercial Officer
Daniel Hayes
Chief Technology Officer
Carl Owen
Chief Financial Officer
To Be Appointed

Organisational Structure - Functional

EVIE AUTONOMOUS GROUP

The Board of Directors

- **Commercial**
  - **Business Services**
    - **Commercial Sales Team**
      - Project Management
      - PRT Team
      - Mass Transport Team
      - Industrial Team
      - Smart City Team
      - Airside & Portside Team
      - Agricultural Team
    - **Global Representation & Regional Agents**
      - Regional Representatives
      - Regional Agents
      - Dealerships
      - Service Partners
    - **Brand Development**
      - Marketing
      - Events & Shows
      - Social Media
      - Brand Ambassadors
      - Public Relations
- **Admin/Finance/ Compliance/Legal**
- **Engineering**
  - **Operations**
    - **Innovation Team**
      - Technology R&D
      - Components R&D
      - Product R&D
    - **Engineering Team**
      - Control Systems
      - Power Systems & Drive Train
      - Vehicle Architecture
    - **Production**
      - Production Process Design
      - Production Partner Support
      - Quality & Assurance
      - OEM Integration Support



Mr Steven Lake
Chief Executive Officer

Steven Lake is a self-made entrepreneur and visionary businessman with the acuity to accomplish any challenge and make a difference in the world by empowering people to develop their own groundbreaking solutions that can revolutionise the world of technology. Pushing boundaries and driving innovation, Steven is a creative business magnate specialising in the technology and innovation sector. Having spent decades building and nurturing a globally recognised brand within the automotive sector, it is now renowned for its groundbreaking developmental prowess and innovative mindset, delivering solutions without the prohibition of cost.

Steven has built a successful team with a diverse skill set operating as system integrators for software, hardware, and firmware, allowing the organisation to excel at product development and crafting cutting-edge solutions tailored to meet the demands of an ever-evolving landscape.

Having worked and thrived in the motorsport industry for decades, Steven is a natural engineer and problem solver across multiple sectors, building and selling several businesses and knowing the importance of revenues and commerciality. With a long history and passion for motorsport, as a driver, engineer and team principal, Steven credits this for his ability to deliver winning results on time.

Steven built his company to become a direct supplier to a wide range of the world's leading automotive, technology and racing markets such as Aston Martin, Jaguar, Landrover, Tesla, Lotus, Kawasaki, Bowler, Ariel, Renault Sport among many others, a driving force in innovation.



Mr James Myatt
Chief Operating Officer

James Myatt has 30 years of commercial experience and is a veteran of multiple business expansions and turnarounds on 5 continents. He has proven leadership skills developed through working for world-leading companies in some of the most challenging and exciting situations. James has been known for many leadership roles; Executive Chairman, CEO, Managing Director, Asset Management Director, Sales and Marketing Director, General Manager, Technical Service, and Development Manager. He commenced his career training as a mining, mechanical, and non-destructive testing engineer. Notably, James became Asset Management Director for GE Capital in Europe. Here he was responsible for $1.5 BN of Transport International Pool's (TIP) transportation assets, all sourcing, manufacturing, technical services, and property. James also was part of the leadership team that integrated $0.5BN of Modular Space's assets, amongst other smaller companies. The team returned TIP back to profitability. Here he was awarded "Most Impactful New Leader."



Mr Carl Owen
Chief Technology Officer

Carl Owen is the Chief Technology Officer (CTO) at Cavonix Ltd., a leading provider of electronics and software for autonomy and robotics. With 30+ years of experience in electronics, Carl has held senior positions at DSPRobotics, Sydec, and Mackie Designs Inc. He holds an honours degree in electronic engineering, specialising in digital signal processing. Passionate about using technology to solve real-world problems, Carl is dedicated to delivering innovative solutions that work in the real world. As a respected speaker at industry events, he provides valuable insights into the future of technology. Carl's expertise extends beyond technology, he excels in sales and distribution, successfully managing worldwide operations and building strong client relationships. His public speaking skills further enhance his ability to engage with diverse stakeholders effectively.

Carl Owen is a seasoned CTO with a strong electronics background and a focus on practical solutions. His expertise, leadership, and dedication to customer satisfaction drive Cavonix Ltd.'s success in the autonomy and robotics industry.



Mr Daniel Hayes BA MRAeS
Chief Commercial Officer

Daniel Hayes has held prominent positions in asset management, investment, and private banking sectors internationally. Notably, he established and led a global quality assurance team for HSBC private bank. In 2016 he co-founded VRCO, an eVTOL aircraft developer, later exiting the company in Sept 2022. Daniel has been involved with Evie Autonomous since its inception, he has worked on developing the business plan and supporting the founder, Steven Lake, with a significant interest in its pod and AI autonomous technology. As an experienced company director, he has strong governance and business development capabilities, especially within highly regulated environments. He is results-driven with a proven track record in forging international strategic partnerships.

At university, he read economics, accounting, and finance with business law, and more recently has attended a range of postgraduate courses at Nottingham Trent University including sustainable and inclusive leadership, and effective change management, as well as attending The Battery School for Industry hosted by Warwick Manufacturing Group. In 2021 Daniel was inducted into the Royal Aeronautical Society.



Mr Ari Thoroddsson
Investment Consultant

With over 20 years in the finance industry, Ari Thoroddsson possesses a profound understanding of asset finance and has a proven track record of originating, structuring, and closing transactions involving aircraft, rolling stock, iso tanks, containers, and other commercial equipment. His experience covers a wide spectrum of structures from vanilla, to rigorous, as well as Shari'ah-compliant leases and project finance structures. Ari has, at various stages, been involved with M&A in the technology, natural resources, aviation, and leasing industries, and he has conducted due diligence, post-merger integration, turnarounds of troubled leasing companies, and capital structure/strategies post-acquisition.



Mr Malcolm Barbour
Director of Software Programming

Malcolm Barbour is a software developer, designer, and programmer with over 28 years of experience in the industry, and has a BSc (Hons.) degree in mathematics from Warwick University. Malcolm spent several years as Director of Software Development at Transfinite Systems Ltd. where he led a small team in developing the company's flagship product, Visualise. The product is used by blue chip companies around the world to investigate the effects of interference between radio communications systems. He has since co-founded Outsim Ltd. and jointly created SynthMaker – a revolutionary graphical programming tool that has allowed musicians to create their own digital synthesisers and effects without needing any programming knowledge. As well as programming the software, Malcolm also took responsibility for website development and various apps for the iPhone. Malcolm was instrumental in the design and development of a new product called FlowStone, a graphical programming language aimed at robotics, electronics, and digital signal processing. He was also heavily involved in the creation of FlowPaw, a software and hardware package aimed at helping school children learn to code.

More recently Malcolm has been the lead developer for CAVLab, a new programming language aimed at Connected Autonomous Vehicles, and has developed code modules for Video Processing, Autonomous Control Systems, and Sensor Fusion.



Mr Shaun Stannard
Director of Electrical Systems

- Shaun has 33 years of experience in the automotive industry working with OEM customers giving him a profound mastery of powertrain testing and test house design, autonomous vehicle control and safety systems, and remote data logging on all vehicle types.

  Shaun has developed multiple complete vehicle control solutions delivered on time and within budget for road and rail applications, including complex certified rail brake control. He has also designed and implemented transmission control solutions including paddle shift, along with heavy plant and industrial engine interfacing. More recently he has developed remote engine/vehicle monitoring solutions and is an expert at EV electrical system design, software, and documentation. His expertise also extends to hydraulic/pneumatic closed-loop control, vehicle safety systems with Sil2-compliant hardware and software, and integration of subsystems via CANbus and Lin bus software solutions for all types of applications.



Mr Mark Walker
Director of Vehicle Systems

- Mark has 30 years of expertise within the automotive sector and has vast experience in all areas of vehicle development and production. He has worked on numerous projects from concept to completion and has worked closely with key governing bodies like the VCA, IVA, and DVSA to attain the high build standards required to meet low-volume and European certification in vehicle production methods. Mark's wide knowledge of COP processes utilised by OEMs enables him to monitor and provide high-quality built products using the latest innovation technologies available.

  Mark has a proven hands-on mechanical background working in engineering, developing new production vehicles to meet either homologation or IVA compliance with many of the latest production techniques. Mark has worked with carbon and composite materials, tubular steel, and alloy-extrusion chassis construction methods, along with various ICE and EV drive trains to develop lightweight high-performance vehicles for both track and road use.

  Mark has developed one of the first production-niche electric vehicles to gain road registration within the UK. This has given Mark a vast knowledge of the engineering processes and production methods used within the automotive and autonomous industry, which will assist the team at EVIE and the future development of the EVIE vehicle platform.

An experienced team of innovators with much more talent to come

Our Experience

"Our team has a proven track record of delivering technical projects on time and on budget."

Summary

A brief summary of our autonomous vehicle integration projects

Airport bus project – first live passenger trials in a bus globally

World's fastest boat – using our guidance and control system

Airports – airside tugs (Emirates, Dubai)

Farming – articulated machinery and off-road projects

Pods – Westfield and South Korea (Seoul smart city)

SUV on road project – with speeds up to 70mph, fully autonomous, x-by-wire

Certification & Standards

EVIE AUTONOMOUS GROUP

Safe and Certifiable

Safety is paramount to any project and in the past Cavonix had developed a Safety Case to ensure the safe operation of the bus project for passenger transport. A Safety Case is a structured argument, supported by evidence, that proves that a system will operate safely within its operating environment. In practice, it consists of a set of documents, standards, procedures, test data and results that are all linked, tracked and kept on record.

Evie will work to a safety standard of ISO 26262, road vehicles – functional safety, an international standard for functional safety of electrical and/or electronic systems that are installed in serial production road vehicles. This means every critical safety decision has been considered and documented to ensure there is clear reasoning as to why the decision was made and the steps taken to mitigate any detrimental effects.

Moving forward, things will change, and we want Evie Autonomous to be meeting the emerging standards such as the new PAS 11281 connected automotive ecosystems – impact of security on safety – code of practice, ISO/TR 4804 road vehicles – safety and cyber security for automated driving systems – design, verification and validation, UL 4600 Standard for Safety for the Evaluation of Autonomous Products were also analysed in detail for relevance and direction.

"Functional safety support throughout the development cycle"



Concept phase
Safety goals and requirements
Technical safety requirements and system design
Hardware development
Software development
Integration and verification (Hardware-software; system level; vehicle level)
Safety validation
Production, operation, service and decommissioning

Blue Chip Supply Partners

The automotive supply chain partnership capability will become part of Evie Autonomous Group following the business combination. This provides significant commercial advantages in terms of pricing and availability as well as enabling the supply of our technologies to blue chip OEMs.

Bosch

Continental

GKN Motors

Allied Motion

Innovate UK

Axa Insurance

EVIE
EVIE AUTONOMOUS GROUP

Cavonix

Cavonix and all their IP and source code is transferred to Evie Autonomous Group

Cavonix will continue as a branded solution within Evie Autonomous Group.

The History of Cavonix

We have developed several vehicles for white label revenue-generating projects, each time demonstrating our ability to offer an end-to-end, cost-effective AV solution – on time and on budget.

EVIE
EVIE AUTONOMOUS GROUP

Test Robot
We developed our first autonomous test robot.

Agriculture Vehicle
We also engineered an autonomous agriculture vehicle.

4x4 Utility Vehicle
Next we were approached to undertake a 4x4 utility vehicle. It was at this point we decided to proceed alone and to the next level.



2017
2018
2019
2020
2021
2022
Evie is born

Autonomous Pod
This was then transferred to a full-size autonomous POD.

Airport Bus
Our next project came in the form of an airport bus, which we completed.

Mini Monster Truck
Our own off road Mini Monster Truck development/show vehicle was completed.

"Developed and proven across multiple vehicle types"

Driven by Cavonix

The world's most affordable complete autonomous solution

Everyone we encounter wants autonomy and increased safety for their off-highway machinery. So, what's stopping them?

'Time & money'

Currently, autonomy isn't cheap, and the development life cycles can span years. These are the two areas that Cavonix has the advantage – it all comes down to code, and here at Cavonix we have created our own development environment that enables us to develop up to 100x faster for real-time applications. Our unique multi-threading system enables us to utilise up to 100% of the processing power of an embedded computer system meaning we can implement our entire autonomous stack on a single - modestly priced - embedded computer system.

This means we can deliver our systems in record time, on budget.

We have created two complete solutions:

Firstly, we have created a "Lift-and-Shift" full Autonomous Control System (ACS), as well as a Sensor Fusion (SF) system that will enable autonomous driving on any vehicle, using any fuel, together with a full Fleet Management System (FMS) to monitor your vehicles and log vital data along the way.

Secondly, we have created an AI-powered safety system that can detect obstacles such as workers or pedestrians and can warn operators of their surroundings and blind spots. For example: this could be fitted to an excavator to warn operators of other workers nearby.

These systems have been fully developed and tested and are now ready to come to market.



EVIE
EVIE AUTONOMOUS GROUP

A Complete Autonomous Stack

Reliable autonomy powered by CavLab from Cavonix. As part of the business combination their IP and source code is transferred to Evie Autonomous Group. Cavonix will continue as a branded solution within Evie Autonomous Group.

CavLab has been developed to meet the unique requirements of a wide range of vehicles and includes real-time capabilities, security features, and optimised performance enabling multi-threading across multiple processor cores.

“A complete Autonomous Control System (ACS) that enables autonomous driving on any vehicle using any fuel.”

"Delivering affordable, proven, autonomous solutions for industries, increasing efficiency and improving productivity and safety"

CAVLab	In-house programming environment for real-time applications.
CAV ACS	Autonomous Control System for off-highway applications.
CAV sense	Sensor Fusion System to detect and classify objects on the path ahead.
CAV TRAK	Fleet Management System (FMS) monitors location and status for a fleet of vehicles.
CAV GPS	Accurate, reliable GPS within +/- 1cm is essential for effective vehicle localisation.
CAV daq	Is a multi-purpose, standalone data acquisition board that has been designed to work seamlessly with CAVLab.
CAV con	Wireless 5G communication between vehicles and HQ.
CAV cloud	Online IOT data server.

Speed, Efficiency & Usability;

Autonomous technology that works

Cavonix has built a low-cost autonomous system for off-highway vehicles which allows them to self-drive in a controlled environment. It has been proven in the harshest of environments. At its heart is a control system built via the proprietary CavLab software, which enables the rapid deployment of the system onto any target vehicle both electric and conventionally powered.

Our 'Lift & Shift' autonomous solution has been successfully deployed on several vehicles including tractors, airport buses, transport pods and off-road vehicles.

It is a complete solution including the sensors, decision making brain, the autonomous control system, a certified safety controller and, of course, the integration into the vehicles controls with our drive-by-wire system.




EVIE
AUTONOMOUS









EVIE
EVIE AUTONOMOUS GROUP

Safety

"Revolutionising construction safety with AI autonomous technology"

Cavonix AI camera technology can be used to significantly improve safety in construction environments.

Using our fusion system on construction machinery and calculating metrics such as swing zones and safe work zones the risk of collisions, injury, and damage to plant can be eliminated.



EVIE AUTONOMOUS GROUP

AI Radar Mapping

High performing, patent-pending, sensor utilising AI and 4D radar to provide real time environment mapping, unparalleled situational awareness, and object detection.

AI Radar Vision

Evie's patented AI enhanced radar vision system allows vehicles to perceive their environment using 4D radar and algorithms to intelligently interpret the sensor data.

This can be beneficial in challenging weather conditions such as rain, snow, or fog, where visual-based sensors like cameras or LiDAR may be limited.

AI enhanced radar sensors provide highly reliable perception capabilities even when visibility is poor, making it the valuable 'eyes' to an autonomous vehicle.

AI enhanced radar sensors can have longer range capabilities compared to other visual sensors, allowing autonomous vehicles to detect objects or obstacles from a greater distance. This can be particularly useful for high-speed driving scenarios, harsh contaminated settings, or when navigating through complex environments where early detection of obstacles is crucial for safe and efficient operation.

AI enhanced radar vision can complement other sensors, such as cameras and radar, providing a multi-modal perception system for autonomous vehicles. This combination of different sensor types can enhance the overall perception capabilities of the vehicle, providing redundant and diverse data sources for increased reliability and accuracy in object detection, tracking, and scene understanding.

AI enhanced radar internal system provides for additional, on-board vehicle features, among them are Emergency Situations Detection (passenger health emergencies: falls, emotional distress, medical history), and passenger count. Since Evie AI radar detects tiny volumetric changes, it can detect abnormal anomalies and alert the control centre.

"Unveiling the future: harnessing the power of AI enhanced radar vision technology".





EVIE AUTONOMOUS GROUP

The Evie 2.0

Endless possibilities for improving efficiency, profitability, and safety in the autonomous movement of people and cargo in a range of applications.

EVIE AUTONOMOUS GROUP

Electric Modular Platform; A Flexible Foundation

A modular, scalable autonomous chassis for the movement of both people and cargo.

A modular, scalable and adaptable lightweight chassis at the core of endless applications available to us. The vehicle dynamics, suspension, and chassis are designed to provide not only comfort but world- leading stability, vehicle control, and reliability. When integrated with our proven, reliable level 4 autonomous stack, it provides safe and effective operations with fleet management.

The Evie 2.0 pods come with updated propulsion systems using Evie motor control, battery management, precision-controlled power delivery systems, and up to four-wheel steering.



Personal Rapid Transit Autonomous Shuttle Pod

In the city or on a private site, the autonomous shuttle conceived by Evie is an intelligent, innovative, effective and clean mobility solution. Evie Shuttles guarantee autonomous transport performance as well as a comfortable trip.

An ideal platform for the movement of people in off highway environments such as conference centres, airports, and attractions. Designed for simple integration into future smart city environments.

Available from 4-seater to 36-seater configurations operating in both open and closed environments powered by our proven reliable autonomous stack with certified safety systems.



Autonomous Personal Rapid Transit

"Revolutionising mobility in smart cities and controlled off highway venues"

In the fast-evolving landscape of smart cities, autonomous personal rapid transit emerges as a transformative solution for urban mobility. Purpose-built autonomous vehicles, integrated into the fabric of smart cities, revolutionise public transportation by offering a seamless and efficient transit experience. Equipped with state-of-the-art AI algorithms and advanced sensors, these vehicles navigate through busy urban environments, optimising routes and ensuring a swift and safe journey for passengers. The system is accessible through a user-friendly mobile app, enabling passengers to customise routes and schedule rides to suit their preferences. Safety is prioritised, with redundant systems and real-time monitoring ensuring reliability and passenger well-being.

This remarkable approach aligns with the smart city's sustainability goals, as the autonomous personal rapid transit fleet primarily operates on clean energy sources, contributing to reduced carbon emissions and a greener urban environment. By seamlessly integrating with existing personal transit systems, these autonomous vehicles foster connectivity and create a comprehensive transportation network. As smart cities continue to evolve, the implementation of autonomous personal rapid transit stands as a beacon of innovation, shaping the future of urban mobility for a smarter, greener, and more interconnected world.


EVIE
EVIE
EVIE

EVIE
EVIE AUTONOMOUS GROUP

Mass Public Transit
Evie Rail Solutions

"Shaping the future: light rail autonomy redefining urban transportation"

Evie is a founding member of the Black Country Innovative Manufacturing Organisation's Coventry Light Rail Autonomy Project.

Ultra light rail systems offer greater flexibility compared to trams and traditional rail. They can operate on existing roadways without the need for dedicated tracks, allowing for easier route modifications and expansions. This flexibility is particularly advantageous in densely populated urban areas with limited space for infrastructure development.

Evie Fleet Management Service, Certified Point System & Autonomation Technology Stack has been adapted for this application.


EVIE
AUTONOMOUS

EVIE
EVIE AUTONOMOUS GROUP

Ground Support Vehicles Port Pod™

The advantages of autonomous Evie Port Pod™ handling

Autonomous container handlers can operate with precision and speed, resulting in faster and more streamlined container handling processes. They can optimise routes, minimise idle time, and perform tasks without delays caused by human limitations.

With autonomous capabilities, container handlers can navigate through busy port environments or warehouses with advanced sensors and collision avoidance systems. This reduces the risk of accidents, injuries, and damage to containers or infrastructure.

Autonomous container handlers eliminate the need for manual labour, reducing labour costs and associated expenses such as training, employee benefits, and supervision. Additionally, they can operate continuously without breaks, leading to improved productivity and cost efficiency.

"Delivering improved efficiency & safety in the movement of containers."


EVIE
AUTONOMOUS

EVIE

EVIE AUTONOMOUS GROUP

Transforming Container Operations

Evie Port Pods™ can work around the clock without being limited by human shift schedules. This enables higher productivity and faster turnaround times for container loading, unloading, and transportation.

With advanced algorithms and sensors, autonomous container handlers can precisely position and stack containers, minimising errors and optimising space utilisation. This leads to improved container density and increased efficiency in container yards or storage facilities.

Evie Port Pods™ can gather and analyse data during operations, providing valuable insights for process optimisation. This data-driven approach enables better decision-making, resource allocation, and overall performance improvement.

Evie Port Pods™ can be programmed to handle various container types and sizes, adapting to changing operational needs. They offer flexibility in accommodating different container configurations and can be integrated into existing logistics systems.

"Delivering improved efficiency & safety in portside operations."



EVIE

EVIE AUTONOMOUS GROUP

Ground Support Vehicles Autonomous Airside

Advancing efficiency and safety with autonomous ground support equipment

Evie's autonomous technologies can be integrated into any existing airport Ground Support Equipment (GSE) enabling them to self drive and operate with precision and optimal routes, reducing unnecessary movement and saving time.

They can streamline various tasks such as baggage handling, aircraft servicing, and towing, leading to improved operational efficiency.

With advanced sensors and collision avoidance systems, autonomous GSE can navigate airport environments while minimising the risk of accidents and collisions. They can detect obstacles, pedestrians, and other aircraft, ensuring a safer working environment for both employees and passengers.


BAGGAGE
AREA 20
ETR083

EVIE
EVIE AUTONOMOUS GROUP

Ground Support Vehicles
Evie Cargo Pod™

Evie Cargo Pods can operate both within and outside of a building unlike traditional Automated Machine Robots (AMRs).

Advancing efficiency and safety with a scaleable and flexible autonomous logistics platform.


ETR083
CARGO
EVIE
EVIE



EVIE
EVIE AUTONOMOUS GROUP

Ground Support Vehicles Autonomous Agriculture

"Revolutionising agriculture: small EV automated tractors unleash productivity and address labour shortages with low-risk, low-cost solutions"

Small EV automated tractors offer huge potential to overcome labour shortages, increasing agricultural productivity whist being a low-risk and low-cost solution to implement.

Such technologies can allow time consuming and repetitive, but crucial farming work to be completed with minimal logistics around the clock. Almost silent EV tractors are able to run as long as needed, weeding, spraying and sowing arable crops, whilst farm labour can be focused elsewhere, whilst remaining connected.

GPS AI Radar Camera RF Vision



Innovative farming solutions: small EV automated Ground Support Vehicles reshape agriculture


EVIE

EVIE
EVIE AUTONOMOUS GROUP

Automated Mobility Platforms
Evie Medi Pod™

Autonomous hospital pods: revolutionise healthcare logistics with smart automation

Evie Medi-Pods™ can navigate hospital environments efficiently, optimising routes and reducing the time required for transporting supplies, equipment, and medical waste. This streamlines internal logistics processes, allowing staff to focus more on patient care.

By automating the transportation of goods within the hospital, autonomous porter pods reduce the need for manual labour. This results in cost savings associated with staffing, training, and operational expenses. Additionally, they can operate continuously, maximising productivity and reducing downtime.

Autonomous Medi-Pods™ will handle various tasks, such as delivering medications, lab samples, linens, and equipment to different departments or patient rooms. This improves workflow by eliminating the need for manual transportation and enabling faster and more accurate deliveries.

Evie Medi-Pods™ will be equipped with advanced sensors and navigation systems, allowing them to detect obstacles, avoid collisions, and navigate safely through hospital corridors. This reduces the risk of accidents and ensures the safety of both patients and staff.

Medi-Pods™ can play a vital role in maintaining infection control standards within healthcare facilities. They can be designed with antimicrobial surfaces, minimising the risk of contamination and cross-infection. Additionally, they can follow designated routes, reducing unnecessary contact with patients and staff.


Toilets
Main Hall
Administration

EVIE
EVIE AUTONOMOUS GROUP

Automated Mobility Platforms
Evie Medi Pod™

With autonomous capabilities, hospital Medi-Pods™ can ensure prompt and reliable delivery of critical items, such as medications or urgent lab samples. This improves the overall efficiency of patient care and reduces delays in diagnosis, treatment, and monitoring.

Evie Medi-Pods™ can optimise the utilisation of hospital resources. They can monitor inventory levels, track usage patterns, and help with supply management. This enables efficient allocation of resources, reducing waste and ensuring availability when needed.

Medi-Pods™ can gather data during their operations, providing valuable insights for process optimisation. This data can be analysed to identify bottlenecks, streamline workflows, and improve overall efficiency in hospital logistics.

By handling routine transportation tasks, Medi-Pods™ can free up hospital staff to focus on more critical patient care responsibilities. This helps alleviate the workload and allows healthcare professionals to dedicate more time to providing quality care.

Embracing autonomous hospital Medi-Pods™ positions healthcare facilities for future advancements in automation and robotics. They can be integrated with other smart hospital technologies, such as inventory management systems or electronic health records, creating a more interconnected and efficient healthcare environment.


MEDI-POD™
Bedding
EVIE

Product Development Map

Rapid product development. A range of future mobility platforms built using a flexible modular autonomous base unit, providing for multiple applications that can adapt according to demand.



Autonomous Personal & Public Transit
Autonomous EV Base
Autonomous Ground Support Vehicles
Autonomous PMT Rail Solutions
Autonomous GSV for Agriculture



Endless Possibilities

Connected Intelligence

A fully connected platform.

EVIE
EVIE AUTONOMOUS GROUP

Pods on Demand by Evie Autonomous

Where efficiency meets autonomy

Evie's autonomous shuttles are fully connected and able to communicate with other pods on the road. Not only can they connect with other Evie pods, but they can also connect with all other modes of transport in the network and communicate with passengers in real-time.

With the ride-hail app, (EVIE by Evie Autonomous), scheduling and reservations are ready in seconds by simply allowing location access and inputting your desired destination. Individual routes and capacity can be optimised and adjusted throughout the journey by the Fleet Management System (FMS), and integrated with other modes of transport such as the Evie Bus, Evie Rail allowing the system to maximise the availability of Evie shuttles to cater to passenger preferences. Data and dimensions can be ingested to provide a detailed understanding of the environment, including surround video, weather, temperature, road conditions, passenger loads, routes, demand, technical data, and more. This prevents any accidents due to potentially avoidable environmental components.

EVIE provides accumulated information from your journey log such as total distance travelled, total time spent, and total emissions. It uses a simple interface, and provides accurate GPS for your expected shuttle, giving you precise duration and distance in real-time.


EVIE
AUTONOMOUS
Login
Login
SELECT PICKUP LOCATION
18%
42 kilometres
2:18:08 hours
1384kgCO2e*
Recent Journeys

Connected for Fleet Operations

Fully monitored with fleet management capabilities

- Evie pods have intelligence embedded with a range of sensors for advanced AI object classification and recognition. This produces significant data about its environment which provides insights that can be monetised for third party use in a compliant manner.
- The pods can also provide personalised information to the occupants about their journey in real time.
- Real time live systems and sensor monitoring
- Any drive train operation, and sensor data is recorded
- First Person View (FPV) remote control
- All round CCTV remote steward override
- Remote monitoring certified safety controller as standard


206

Services

A complete project management service including initial project feasibility & planning through to design, optimisation and delivery. Our platforms can be provided under build, operate, or transfer, for any of our commercial models. Evie capital services provides for leasing and insurance services.

EVIE
EVIE AUTONOMOUS GROUP

Evie Full Service Offering

"Unlocking efficiency and convenience: embracing full managed service provision for streamlined operations"

Evie has the complete in-house capability to support clients across the whole project life cycle from;

- Creation of business cases development
- Full project management
- Infrastructure planning and installation
- Adapted vehicle design with a comprehensive range of options for the intended application
- Fleet integration and commissioning
- Full fleet management
- Operations as a service or supported transfer to specified operator
- Maintenance and service plans with rapid parts supply chain


EVIE
AUTONOMOUS

EVIE
EVIE AUTONOMOUS GROUP

Evie Capital Services

"Simplifying scalability: pods-as-a-service options for flexible deployment, whether leased or purchased."

We will support our customers with the provision of pods as a service, via leasing or other finance options.

Evie will also provide full product liability and machine-driven liability insurance underwritten by major insurers comfortable with our AI and autonomous technology.

"Evie provides design, install, training and transfer of operations with full service and maintenance with buy or lease options to suit."



Evie OEM Supplier & Consultancy Services

Evie intends to be the leading supply chain provider of the underlying technologies and a range of best in class connected autonomous platforms to other OEMs for white label applications and use under license.

EVIE AUTONOMOUS GROUP

Products

- A scalable modular electric powered chassis
- A complete proven autonomous technology stack that can be lifted & shifted to any target vehicle
- An ISO standard x-by-wire safety critical certified control system
- A range of body & configuration options to suit multiple applications



Services

- OEM development support
- Autonomous systems development and integration services
- Design services for OEMs enabling development of bespoke white-labelled pods on the Evie platform
- Production technology transfer services, supporting production partners from all around the world



EVIE AUTONOMOUS GROUP

Evie 2.0 Production Strategy

Scaling to meet global demand with high quality output.

Rapid Global Scale

Build with OEM partners with international footprint

1. Identify suitable OEM partners in each region (certification, quality, scale, reputation & commercials)
2. Develop a comprehensive production process manual detailing the entire process with supply chain
3. Establish the production agreement terms including quality control standards, processes, supply chain
4. Develop training and support from Evie Innovation Centre
5. Monitoring, compliance, reporting & evaluation
6. Continuous improvement of the process to enhance quality and profitability



The Plan

A rapid race to revenues with realistic milestones.

Objectives

Developing market awareness and revenues, whilst developing our capabilities, scale and product range.

EVIE AUTONOMOUS GROUP



2023

- Modernise the current fleet of pods
- Build brand awareness
- Grow pod order book > £50m
- Nurture a winning team
- Complete successful listing
- Start the Evie 2.0 transformation phase

2024

- Grow design & engineering team
- Develop Evie 2.0 level 4 autonomous electric AMR platform and shuttle pod
- Develop Evie 2.0 level 4 port side container pod designed with 3rd party port operator such as DP ports
- Prototypes delivered for Q4 2024
- Establish US joint venture for US market

2025

- Finalise production process
- Further trials with level 4 mules in airside, portside and other industrial settings
- Develop the process, manuals, audit, compliance and monitoring capabilities to ensure high quality production under license
- Select partners in key regions to service the demand from successful trials
- Execute marketing and development plan

The Markets

Accelerating in momentum.

EVIE
EVIE AUTONOMOUS GROUP

The Problem

- Growth in population and surge in urban development has impacted societies in one way or another from air pollution to greenhouse gas emission, climate change and traffic congestion
- Policy makers are favouring smart cities that promote sustainable mobility, connectivity and multimodality
- Major technological and infrastructural changes are underway such as the introduction of autonomous vehicles, advances in information and communication technology, high speed rail, car-sharing and ride-sharing
- This will induce potential paradigm shifts in the cost, speed, safety, convenience and reliability of travel
- This transformative mobility is well underway, whether in the form of the sharing economy, connected vehicles, autonomous and app-driven, on-demand vehicles and services will revolutionise travel and activity behaviour
- Recent macro economic and geopolitical events have accelerated the adoption of energy efficient transport solutions
- A lack of highly skilled off-highway vehicle operators is impacting productivity and so end operators are embracing autonomous technologies



On Highway vs Off Highway

On-road and off-highway autonomous solutions have different challenges that need to be addressed for them to be successful. On-road autonomous solutions need to be able to navigate in complex and unpredictable environments. They need to be able to deal with traffic moving at high speeds, pedestrians, and other obstacles. They also need to be able to follow traffic laws and regulations. Insuring vehicles that are fully driverless and autonomous on highway is limited to level 3 and very cost prohibitive.

Autonomous solutions need to be able to fuse data from a variety of sensors, such as cameras, radar, and lidar to provide a complete and accurate picture of the environment. The sensors available today have a range that is limited to around 200m with sufficient fidelity to be able to pick up small objects whilst moving at high speeds (>60mph). Software is being developed to enhance the fidelity to overcome this challenge. This is why all road legal self-driving systems require a qualified driver to be alert to be ready to take over if necessary.

Autonomous solutions need to be able to make decisions in real time. These decisions need to be based on the data that the sensors are providing – this is a key challenge at high speeds, in poor visibility, especially at motorway speeds.

Off-highway autonomous solutions typically operate in more controlled environments at lower speeds. The Evie Autonomous technology stack and future mobility platform operates effectively over a variety of harsh terrain and conditions including dirt, mud, rocks, and sand, and our system is able to handle all of this, as well as steep slopes and uneven surfaces. It can detect objects and is able to manoeuvre around them safely. With our fleet management capability, several vehicles can operate in concert, performing complex tasks in sequence and just in time, reducing dwell times and improving efficiency on sites.


EVIE
AUTONOMOUS

Total Addressable Market

EVIE
EVIE AUTONOMOUS GROUP

The autonomous movement of people & cargo in off-highway controlled settings presents a significant current and future market opportunity with an estimated Total Addressable Market size by 2030 expected to be over $745 billion split across the following segments:

1. Personal Rapid Transit (PRT) on guideways at a controlled setting like an airport. The market size forecast for 2030 for autonomous pods operating on a guideway is forecasted at $25 billion.
2. Personal Rapid Transit (PRT) moving people around conference centers, amusement parks, zoos and other controlled settings with a market size estimated to be $25 billion considering the number of potential sites globally.
3. Public Mass Transit (PMT) for the movement of larger groups of people in smart cities. The market size forecast for autonomous transport in smart cities by 2030 is estimated to be $606 billion, according to a report by Allied Market Research. The market is expected to grow at a CAGR of 25.2% from 2022 to 2030.
4. Autonomous Ground Support Vehicles (AGSVs) that provide for the movement of goods within industrial complexes, airports and industry. The market size forecast for 2030 for AGSVs for industry is circa $4.08 billion, according to a report by Next Move Strategy Consulting. The market is expected to grow at a CAGR of 6.9% from 2023 to 2030.
5. Autonomous Electric Base Units for logistics. The market size forecast for 2030 for autonomous logistics platforms is $68.4 billion, according to a report by Allied Market Research. The market is expected to grow at a CAGR of 30.1% from 2022 to 2030.
6. Autonomous Ground Support Vehicles for agriculture. The market size forecast for autonomous farm equipment in 2030 is $16.6 billion, according to a report by MarketsandMarkets. The market is expected to grow at a CAGR of 20.9% from 2022 to 2030.

"Industrial applications, zero-emission cargo pods, and platforms for on site, port and air side logistics present significant market opportunities"



2030 Forecast Market Segmentation
$16,600,000,000
$25,000,000,000
$25,776,000,000
$68,400,000,000
$4,080,000,000
$606,000,000,000
PRT Pods in Guideway
PRT Autonomous Pods
Public Mass Transist
Autonomous Ground Support Vehicles
EV Base Units
Farm GSV

Sources

Report by MarketsandMarkets, "Personal Rapid Transit Market by Vehicle Type (Pod, Shuttle), Technology (Automated, Semi-Automated), Application (City, Airport, Theme Park, Others), Region (North America, Europe, Asia Pacific, Middle East & Africa, South America) - Global Forecast to 2030".
The market size forecast for 2030 for autonomous ground support vehicles (AGSVs) by Next Move Strategy Consulting.
The market size forecast for 2030 for autonomous logistics platforms by Allied Market Research.
The market size forecast for autonomous farm equipment in by MarketsandMarkets.

UK Market Forecast

Analysis undertaken for this study estimates that the total UK RAS market will grow at a compound annual growth rate of more than 40% per annum between 2020 and 2030, reaching an estimated market size of almost £3.5 billion by 2030.

Estimated total UK robot market, by 2030, size based on current trends



£4,000 m
£3,500 m
£3,000 m
£2,500 m
£2,000 m
£1,500 m
£1,000 m
£500 m
£0 m
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Mobile Robots
Collaborative Robots
Exoskeletons
Industrial Robots

Estimated future robot density on current trends (excl. warehouse logistics and food & drink manufacturing)



25.0
20.0
15.0
10.0
5.0
0.0
Agriculture
Construction
Food & drink service activities
Health & social care
Energy & infrastructure
Robots per million hours worked in 2020
Robots per million hours worked in 2025
Robots per million hours worked in 2030
Robots per million hours worked in 2035

Note: The figure shows estimated number of robots per million hours worked under baseline, given estimates of future adoption trends. **Source: London Economics' analysis**

UK Gov - BEIS Research Paper Number: 2021/043 - THE ECONOMIC IMPACT OF ROBOTICS & AUTONOMOUS SYSTEMS ACROSS UK SECTORS

Global Market Forecast

EVIE AUTONOMOUS GROUP



Global Autonomous Vehicles Market 2023-2027
Market Size Outlook (USD Billion)
2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027
2017 : 17.22
37.22%
Year-over-Year growth rate of 2023
38.45%
CAGR 2022-2027
ACCELERATING
Growth Momentum
USD 319.41 Bn
Market size growth
2022 2027
CUSTOMER LANDSCAPE
Drivers of price sensitivity
Adoption lifecycle
Importance in the customer purchase basket
Adoption rates
Key purchase criteria
Key purchase criteria
Innovation
Price
Quality
Relatability
Regulatory Compliance
Service
Drivers of price sensitivity
Driver
Impact
Purchases are undifferentiated
Purchase is a key cost to the buyer
Quality is not important
Price Sensitivity
Adoption lifecycle
Innovators
Early Adopters
Early Majority
Late Majority
Laggards
17000+ Reports covering niche topics. Read them at technavio

Global Demand

Evie orders, LOIs & enquiries.

EVIE
EVIE AUTONOMOUS GROUP

Global Demand with Endless Possibilities

"A modular scalable autonomous chassis for both the movement of people and cargo"

- Autonomous platforms have multiple industrial applications that provide improved productivity, profitability and safety today. There is significant global demand for reliable affordable mobility solutions.

We unlock this by

- Upgrading the pods with our proven, reliable level 4 autonomous capabilities.
- Designing a modular scalable chassis for cargo and industrial uses, informed from collaboration with relevant end users.



Global Opportunities

LOIs and inquiries in from all regions

EVIE
EVIE AUTONOMOUS GROUP

United Kingdom
Coventry Light Rail Project
BCIMO

London Regeneration
Project
Berkeley Group

CargoPod™ Trial
Luxury Car OEM

London Heathrow
Airport PRT Upgrade

NHS Wales
Medical Autonomous
Platforms

Schipol Airport
Autonomous Ground
Support Vehicles

Belgium Airport
Autonomous Ground
Support Vehicles

Europe
Pod for trial with ESA
Ubipos

Toronto
Zoo Guideway Fleet
Magnovate



Greece
Athens Airport
Autonomous Ground
Support Vehicles

Bahrain
Campus Project
Hajgulf

Canada
New Monaco Smart City Fleet
ThinkEco Power

China
10 x Smart City Projects

Kuwait
City Public
Transport

Vietnam
Commuter Link to New Ecocity
Magnovate

Texas
Commuter Link to New Ecocity
Magnovate

India
Smart City

Malaysia
Sime Darby
Petronas Rapid Pods

5 x International Airports
Kanaka

Saudi
Cargo Network

New Mega CIty
Magnovate

Smart City
IBI Group

Dubai
Various Smart Cities
DAR

Airside Logistics
Dnata

Project – Toronto Zoo

Evie Autonomous vehicles will be used for passenger carrying operations at Toronto Zoo

EVIE
EVIE AUTONOMOUS GROUP

Evie Autonomous vehicles take the spotlight in a high-profile 5.5 km tech showcase with 40 pods. This dynamic demonstration underscores scalability, inviting a £1.5 million investment and service contract. Showcasing tangible potential, it fuels tech advancement, spurs inspiration, and drives growth, solidifying Evie's role in autonomous transportation.

Purpose	High profile tech showcase
Length	5.5 km guideway
Fleet size	40 pods
Opportunity	From £1.5m for the autonomous base stack on a Magnovate vehicle or up to £8m for complete vehicle provision.


CANADIAN
DOMAIN

Image – Evie chassis with Magnovate concept body

Project – Magnovate Pipeline

Evie's modular chassis and control system selected as preferred supplier for Magnovate across multiple projects

EVIE
EVIE AUTONOMOUS GROUP

Targeting geographic regions that encourage market-led proposals



AUSTIN, TX

Purpose	Commuter link to new ecocity
Length	Phase 1: 50 km, Phase 2: 130km
Phase	✓ Feasibility study complete ✓ Proposal requested
Break Ground	2025
Ph. 1 Completion	2027
Partners	
Phase 1 Revenue	$1.5B



CAN GIO, VIETNAM

Purpose	Commuter link to new ecocity
Length	Phase 1: 50 km, Phase 2: 300 km
Phase	✓ MOU negotiations
Break Ground	2025
Ph. 1 Completion	2028
Partners	VINGROUP
Phase 1 Revenue	$1.5B


170 KM LENGTH

NEOM, SAUDI ARABIA

Purpose	Cargo network – new mega city
Length	170 km
Phase	✓ Proposal requested
Break Ground	2026
Ph. 1 Completion	2030
Partners	
Revenue	$3B

Project – New Monaco Smart City

A smart mobility solution comprising of autonomous pods and a micromobility fleet

The local project partner is a contributor to Canadian government policy. Past simulation modelling conducted in Singapore have shown that a fleet of 7,000 pods may be enough to serve the needs of both Toronto & Vancouver and provide a service level of 90% availability within 5 mins of any request.

Local manufacturing plant funded by Canadian Gov and CIB is being proposed.

Purpose	Scheduled and on demand services
Size	125 acre community – Peachland, Canada
Fleet size	8-10 for trial 25-30 for operations
Funding	Canadian Infrastructure Bank (CIB)



EVIE

EVIE AUTONOMOUS GROUP

UK Projects

Evie is becoming a founding member of the Black Country Innovative Manufacturing Organisation, more specifically the Coventry Light Rail Autonomy Project. There are 40 other councils involved.

Huge savings on infrastructure Capex

Evie FMS & automation system for rail

Upgraded certified point system

Estimated project value to be confirmed


COVENTRY VLR

UK Projects

Continuing with the supply and support for the innovation and parts to Heathrow Airport, Evie Autonomous supplying parts and components and support services ensures the smooth running of the operations.

Working with the team at Heathrow Airport and their dedicated suppliers around the country, the pods are thriving and evolving in the UK's largest airport. We are in discussions around the expansion of the airport and the use of automation and replicating the same type of guideway Personal Rapid Transit system into other locations at this site.


Heathrow
Heathrow
Heathrow
Making every journey better

Provision of Autonomous & AI Lift & Shift Platform to JCB

Taken delivery of Fastrac tractor to install the autonomous stack. Further equipment being proposed. In discussions over commercial model for the supply of the stack.

EVIE
EVIE AUTONOMOUS GROUP

Cavonix is working on two exciting projects with JCB:

- Automating a Fastrac Tractor
- Automating an existing Electric Base Unit for Agricultural applications

Our plan is to increase safety and deskill the operations of the machinery to the workforce.






JCB


JCB

The Competition

Why now and what is the market?


robopilot
BY ARRIVAL

Arrival Analysis

Arrival Ltd is a British electric vehicle manufacturer with headquarters in London, UK, of primarily lightweight commercial vehicles.

- Strategy of using small, highly-automated plants called microfactories
- Backed by Hyundai
- Once valued at $15bn, Arrival's shares have collapsed since its 2021 Nasdaq listing.
- It is now valued at $444mn
- Cornerstone client – UPS

Strengths

- Well backed
- Strong partners
- Design
- Materials
- Modular skateboard
- IP

Opportunities

- Rejected Amazon order due to exclusivity clause

Weaknesses

- Novel automated production processes needed to be built from scratch
- Distracted by noncore projects (electric jet)
- Lack of understanding of the car market with van design for US market non certifiable for crash testing
- Large team and burn rate
- Poor governance and change management
- Missed public deadlines

Threats

- No threat. Currently not offering an autonomous option, only autonomous ready vehicles


ZO
OX

Zoox Analysis

Zoox, Inc. is a subsidiary of Amazon developing autonomous vehicles that provide Mobility-as-a-Service.

- Amazon acquired Zoox in June 2020 for more than $1.2 billion
- Founded in 2014, Zoox was valued at $3.2 billion in a 2018 funding round
- On highway focus - gearing up to launch its robotaxi business. Self-certifying that its vehicle with no pedals, or steering wheel meets U.S. federal regulations and applying for a permit in California to test-drive it.

Strengths

- Well backed by Amazon
- Marketed well
- Good team of engineers

Opportunities

- Last mile taxi service

Weaknesses

- On highway focus
- Very expensive
- Flawed sensor stack

Threats

- City infrastructure a main hurdle
- Regulation
- Insurance


NAVYA

Navya Analysis

Navya is a French company specialising in the design and construction of autonomous and electric vehicles.

- Founded 2014
- Funding of around €100m
- Listed for over €190m July 2018 now worth €12m

Navya shuttle Evo features

- Transports up to 15 passengers (11 seated, 4 standing) on public or private roads
- Operates for 9 hours straight, on average
- Runs within company sites or in cities at 25 kph maximum speed
- Offers comfortable transport, adapted to various passenger profiles (including persons with reduced mobility)
- Price > €300,000

Strengths

- Rented 100s of pods
- Seen as a market leader

Opportunities

- Rental income
- Able to demonstrate globally

Weaknesses

- On highway focus
- Cost $300,000 each
- After many years of trials, they appear no closer to deploying a commercial, fully developed robo shuttle service
- Interest in these vehicles seems to be on the decline
- One product
- Brought in ACS system
- Large team and burn rate
- Only use lidar

Threats

- City infrastructure a main hurdle
- Regulation
- Cash reserves low
- Over 650 staff
- Share price drop


apollo
apollo

Baidu Analysis

Baidu, Inc. is a Chinese multinational technology company specialising in internet-related services and products and artificial intelligence.

- Founded Jan 2000
- Targeting robotaxi market
- Baidu is now on it's sixth-generation autonomous vehicle and the first model built on its Xinghe self-driving platform.
- Advances in manufacturing have cut production costs, allowing it to eventually build and operate tens of thousands of robotaxis at scale across Chinese megacities including Beijing, Shanghai, Guangzhou and Shenzhen by next year.

The Apollo RT6 features

- RT6 seats between 2 and 4 passengers
- The production costs per unit of the RT6 $37,000
- L4 autonomous driving capability that features 38 sensors, 8 LIDAR and 12 cameras

Strengths

- Well backed
- AI & digital pedigree
- Ground up design
- Secured permits to offer a fully driverless commercial robotaxi service
- Is revenue making in Beijing

Opportunities

- Off highway
- Ride hailing fleets
- Mobility as a service

Weaknesses

- Built for Chinese market
- On highway focus
- Use lidar sensor

Threats

- Unable to sell outside China, no US interest

EVIE
EVIE AUTONOMOUS GROUP

Environment, Sustainability & Governance

At Evie, we are committed to promoting sustainable practices and prioritising environmental, social, and governance (ESG) factors.


EVIE
EVIE AUTONOMOUS GROUP

Environment, Sustainability, & Governance

Our overarching goal is to contribute to a more inclusive and equitable society while minimising our environmental impact. We believe in fostering transparency, accountability, and ethical conduct throughout our operations. Our ESG approach involves actively engaging with stakeholders, collaborating with partners, and continuously assessing and improving our practices. By aligning our business decisions with ESG principles, we aim to create long-term value for our stakeholders and positively contribute to the well-being of the planet and its inhabitants.

“At Evie, we are committed to promoting sustainable practices and prioritising environmental, social, and governance (ESG) factors.”

We operate in the fastest, most dynamic technology sector. That means we have a responsibility to use our global platform to be more than leaders. We want to be pioneers. We're fully committed to sustainable high performance.

We are a team of problem solvers. Where there are challenges, we find solutions. Whether it's driving technological advances that will help society address the environmental challenges of our time, committing to increase the diversity of our workforce, or supporting those in need within our local communities. Our aim is to always raise our standards and set the benchmark within our industry.

“Evie Autonomous is fuelled by passion.”

Our most challenging global problems cannot be solved by governments and non-profits alone. By harnessing the power of our business, Evie commits to positively impact all stakeholders – workers, communities, customers, and our planet.

“We started our technology journey two decades ago. We are all in on the urgent race towards a sustainable future today.” - Steven Lake

The ESG Plan

Global accounts and direct supply to cut down costs with a range of tier 1 OEM suppliers

EVIE AUTONOMOUS GROUP

Environmental

Our approach to environmental sustainability is guided by these principles. They underpin our mission to develop world-class technology that delivers measurable environmental benefits:

Measuring Our Impact

We will complete annual impact assessments to provide us with a score of our impact and guide us on what actions we can take to continually improve. To become an Evie supply chain partner, suppliers will need to be assessed and audited and operate with the same values. We want to reduce our $CO2$ footprint across all scopes and achieve verified net zero by 2030.

To join our supply chain for the provision of materials and importantly battery technology, our suppliers will have to demonstrate auditable provenance and show they operate the same values and can provide verification of their processes and impact.

Mitigate, Remediate and Offset

We have a duty to take action to reduce our impact and offset. We expect to be working with parties to help us offset these, such as the UK hemp growers association, who produce a plant that has ability to take out significant levels of carbon and remediate soil. We will make verifiable offsets to our impact and can help others do the same.

Social

Community is belonging. We believe in the power of building our community and that is why we aim to ensure workforce awareness of key issues via Lunch & Learn sessions on topics that are important to our community, Menopause Awareness, British Sign Language, Ethics of Ethnic Diversity, Building Confidence at Work and Neurodiversity. We will have a calendar of events such as inclusion Evie UK STEM Day, and family days of our team members. We will develop and roll out a range of bespoke Accelerate Inclusion workshops – for everyone, alongside Unconscious Bias training for our recruiting managers.

All of these activities aim to create ever-increasing awareness and understanding – both of which are fundamental to creating lasting change.

Governance

The composition of our Board reflects our ownership structure and features a wide range of expertise and experience. They are supported by our Management Committee who drive the day-to-day running of the company and underlying business units.

“At Evie we aim to be the best version of ourselves. Conduct and standards matter.”

Financial Plan

Investment, use of funds, budget & ROI.

Evie 2.0 Unit Cost Analysis

Estimated unit build and sales price analysis

EVIE

EVIE AUTONOMOUS GROUP

High Level Estimates of Pod Pricing (optimised & at production volumes)










	PRT Pods in Guideway	PRT Pods	PMT Evie Shuttle 12	PMT Evie Shuttle Bus	Evie Container Pod	Autonomous GSV	EV Base Unit	Farm GSV
Cost of Materials	$55,381	$56,303	$81,661	$77,602	$122,969	$73,400	$47,201	$65,651
Assembly	$10,000	$10,000	$15,000	$25,000	$15,000	$5,000	$5,000	$5,000
Total Cost	**$65,381**	**$66,303**	**$96,661**	**$102,602**	**$137,969**	**$78,400**	**$52,201**	**$70,651**
Sales Price - ex works	**$90,000**	**$95,000**	**$120,000**	**$165,000**	**$150,000**	**$85,000**	**$65,000**	**$85,000**
Contribution	**$24,619**	**$28,697**	**$23,339**	**$62,398**	**$12,031**	**$6,600**	**$12,799**	**$14,349**
Margin	*27%*	*30%*	*19%*	*38%*	*8%*	*8%*	*20%*	*17%*
								21%

Scaling Up with Partners Globally

As market demand grows further, OEMs provide global scale

- Working with global blue chip production partners for instant scale and high quality production
- The sale of components to these OEM production partners
- The sale of autonomous lift & shift technology to blue chip OEMs
- Service and maintenance revenue streams for each unit produced


Pod Unit Forecast by Type
60,000
50,000
40,000
30,000
20,000
10,000
0
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
PRT Pods in Guideway
PRT Pods
PMT Evie Shuttle 12
PMT Evie Shuttle Bus
Evie Container Pod
Autonomous GSV
EV Base Unit
Farm GSV

Sales Forecast

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
PRT Pods in Guideway	2	30	48	86	152	288	288	288	288	288
PRT Pods	2	12	106	288	1,920	6,720	16,128	16,128	16,128	16,128
PMT Evie Shuttle 12	0	0	10	500	1,500	4,500	10,500	10,500	10,500	10,500
PMT Evie Shuttle Bus	0	2	5	50	500	250	500	500	500	500
Evie Container Pod	1	2	10	50	200	500	1,000	1,000	1,000	1,000
Autonomous GSV	1	2	10	50	200	500	1,000	1,000	1,000	1,000
EV Base Unit	5	50	80	500	1,500	3,000	6,000	6,000	6,000	6,000
Farm GSV	0	4	49	576	1,280	2,560	4,608	13,824	13,824	13,824
Total Units	**11**	**102**	**318**	**2,100**	**7,252**	**18,318**	**40,024**	**49,240**	**49,240**	**49,240**
Cumulative Units	*11*	*113*	*431*	*2,531*	*9,783*	*28,101*	*68,125*	*117,365*	*166,605*	*215,845*

Evie (Cavonix) Unit Sales Forecast

Sale of autonomous technology to Evie and other OEM's

EVIE
EVIE AUTONOMOUS GROUP

- The sale of autonomous technologies to other equipment manufacturers to enable their vehicles to self operate (e.g. excavators)
- The sale of autonomy technology to Evie for installation on their platforms produced by their partners globally
- The sale of adapted autonomy and control systems for very light rail applications
- The sale of construction safety & worker awareness systems, will be included in future full autonomous stack
- The sale of robotics and autonomous control systems for agricultural applications

Sales Forecast

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	Total
Units											
Lift & Shift Other OEMs	10	57	253	476	19,200	38,400	76,800	76,800	76,800	76,800	$365,596
Lift & Shift Contribution - Evie Autonomous	11	102	318	2,100	7,252	18,318	40,024	49,240	49,240	49,240	$215,845
Light Rail Autonomy Solution	4	10	48	250	450	750	1,000	1,000	1,000	1,000	$5,512
Autonomous Construction Systems	24	47	0	0	0	0	0	0	0	0	$71
Agritech Robots Tech	10	50	321	779	1,000	3,000	9,000	9,000	9,000	9,000	$41,160
Total (Excluding Evie)	**48**	**164**	**622**	**1,505**	**20,650**	**42,150**	**86,800**	**86,800**	**86,800**	**86,800**	**$412,339**
Cumulative Units	48	212	834	2,339	22,989	65,139	151,939	238,739	325,539	412,339	
Autonomy as a Service	48	212	834	2,339	22,989	65,139	151,939	238,739	325,539	412,339	
Total (Including Evie)	59	266	940	3,605	27,902	60,468	126,824	136,040	136,040	136,040	

Evie Group Revenues

EVIE AUTONOMOUS GROUP

- EAG's 10 year forecast is split into 3 separate periods: prototyping and process development, initial order fulfilment, and run rate by year 6.
- The business is split into 2 key areas: Autonomous Vehicles and AI Technology. EAG anticipates high initial margins, low 20's, in the AV sector with margin compression setting in after the horizon of the forecast.
- The business model anticipates EAG being loss making in '24 and '25 with positive cash flows beginning in '26 coinciding with the prototyping period.
- EAG with a proven tech stack aims to be the AV industry's lowest cost producer and to sell its products at a price point that will cause demand to increase significantly.
- With an outsourced production strategy EAG can rapidly scale up to meet this global demand for its autonomous pods and platforms.



EAG Revenue vs Ebitda
$2.1
-$6.3
$14.0
-$5.9
$51.7
$7.5
$294.5
$49.3
$1,447.0
$530.2
$3,365.1
$1,124.4
$7,187.3
$2,379.8
$8,360.0
$2,529.7
$8,519.1
$2,666.2
$8,678.3
$2,805.0



EAG Revenue By Product, $MM.
$10,000.0
$9,000.0
$8,000.0
$7,000.0
$6,000.0
$5,000.0
$4,000.0
$3,000.0
$2,000.0
$1,000.0
$0.0
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
EVIE Sales
EVIE Post-Sales
Cavonix Units
Cavonix Autonomy as service

Profit & Loss Forecast

Two years of preparation followed by a rapid escalation of sales made possible by advanced technological readiness

EVIE AUTONOMOUS GROUP

Revenues



$2,120,913
$14,048,013
$51,680,597
$294,528,609
$1,447,016,603
2024
2025
2026
2027
2028

EBITDA



-$6,303,779
-$5,875,400
$7,509,479
$49,325,469
$530,212,887
2024
2025
2026
2027
2028

Operating Cash Flow



-$6,213,972
-$6,040,957
$10,018,314
$65,828,306
$545,144,771
2024
2025
2026
2027
2028

EVIE
EVIE AUTONOMOUS GROUP

Evie Prototyping Unit Cost Analysis

Estimated target build and sales revenues

- Labour for prototype production is covered by the year 1 & 2 staff costs
- Tooling costs are included in the 1st unit costs



Typical Component Constituents - Evie Shuttle Pod 4
Autonomous Control System (ACS), 5.1%
ACS Stack , 10.6%
Navigation, 0.6%
Drive Chain Systems, 9.5%
Battery System, 3.0%
Modular Chassis Base, 21.1%
Chassis Upper, 6.8%
Bodywork, 16.9%
Interior, 8.4%
Seating, 3.4%
Door Mechanics, 4.2%
Climate Control,
Lighting, 3.0%
LV Electrical Integration, 5.5%

Prototyping Production 1st Unit	Evie Shuttle 4 - Closed	Evie Shuttle 4 - Open	Evie Shuttle 12 - Open	Evie Shuttle Bus	Evie Container Pod	Evie Farm GSV	Evie Autonomous Tractor
Autonomous Control Systems (ACS)	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000	$6,000
ACS Stack	$12,600	$15,000	$15,000	$15,000	$13,800	$13,800	$15,000
Navigation	$750	$750	$750	$750	$750	$750	$750
Drive Chain Systems	$14,750	$15,250	$24,650	$51,400	$30,000	$30,000	$21,700
Chassis - Vehicle - Bodywork - Interior	$268,900	$233,900	$326,900	$410,000	$116,500	$91,000	$53,500
Total	**$303,000**	**$270,900**	**$373,300**	**$483,150**	**$167,050**	**$142,050**	**$96,950**
							$1,836,400

Prototyping Production 2nd Unit	Evie Shuttle 4 - Closed	Evie Shuttle 4 - Open	Evie Shuttle 12 - Open	Evie Shuttle Bus	Evie Container Pod	Evie Farm GSV	Evie Autonomous Tractor
Autonomous Control Systems (ACS)	$6,000	$6,000	$6,000	$6,000	$6,000	£6,000	$6,000
ACS Stack	$12,600	$15,000	$15,000	$15,000	$13,800	$13,800	$15,000
Navigation	$750	$750	$750	$750	$750	$750	$750
Drive Chain Systems	$14,750	$15,250	$24,650	$51,400	$30,000	$30,000	$21,700
Chassis - Vehicle - Bodywork - Interior	$84,400	$84,400	$85,000	$345,150	$46,500	$46,500	$33,500
Total	**$118,500**	**$121,400**	**$131,400**	**$345,150**	**$97,050**	**$97,050**	**$76,950**
							$987,500

Current Valuation Multiples

Evie Autonomous industry peer group carries a significant valuation premium due to it's abundant future prospects.

EVIE AUTONOMOUS GROUP


Median EV/Revenue Multiples for Robotics & AI Companies
EV/Revenue Multiple
6x
5x
4x
3x
2x
1x
0x
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022


Median EV/Revenue Multiples for Autonomous & Smart Vehicles Companies
EV/Revenue Multiple
3x
2.5x
2x
1.5x
1x
0.5x
0x
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022


Median EV/EBITDA Multiples for Robotics & AI Companies
EV/EBITDA Multiple
30x
25x
20x
15x
10x
5x
0x
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022


Median EV/EBITDA Multiples for Autonomous & Smart Vehicles Companies
EV/EBITDA Multiple
20x
15x
10x
5x
0x
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

Source: Finerva

EVIE AUTONOMOUS GROUP

Selected Risk Factors

Selected Risk Factors

Our business, ability to execute our strategy, the proposed business combination, and your investment in our securities are subject to many risks. Before making a decision to invest in the securities offered hereby, you should carefully evaluate and consider all of the risks and uncertainties with respect to such investment.

Risks Related to EAG Business and Industry:

- EAG's limited operating history makes evaluating its business and future prospects difficult, and may increase the risk of your investment.
- EAG is incurring net losses since its inception and expects to incur significant expenses and increasing losses for the foreseeable future.
- EAG's independent registered public accounting firm included an explanatory paragraph relating to EAG's ability to continue as a going concern in its report on EAG's audited financial statements.
- EAG may be unable to adequately control the costs associated with its operations.
- EAG's operating and financial results forecast relies in large part upon assumptions and analyses developed by it. If these assumptions or analyses prove to be incorrect, EAG's actual operating results may be materially different from its forecasted results.
- The autonomous technology and automotive industry has significant barriers to entry that EAG must overcome in order to manufacture and sell self driving electric vehicles at scale. It's strategy is to partner with established OEMs that can provide this capacity. This introduces other risks and dependencies within the supply chain.
- The autonomous and automotive market is highly competitive, and EAG may not be successful in competing in this industry.
- EAG will initially depend on revenue generated from the sale of it's autonomous technologies to third parties and the sale of its own autonomous connected vehicles and in the foreseeable future will be significantly dependent on a limited number of models.
- EAG's sales will depend in part on its ability to establish and maintain confidence in its long-term business prospects among both private businesses and public body stakeholders, analysts and others within its industry.
- EAG's ability to generate meaningful product revenue will depend on its industrial partners adoption of autonomous vehicles into their operations.
- Developments in autonomous vehicles or improvements in the competitors technology may adversely affect the demand for EAG's vehicles.
- EAG requires significant funds for its operations and to service the market opportunities, as well as the development of the Evie 2.0 product range and future designs and the failure to obtain the necessary funding may impair its ability to continue in business.

Selected Risk Factors

EVIE AUTONOMOUS GROUP

Risks Related to Operations

- As EAG seeks to enter other markets it will incur significant start-up costs, including marketing costs in each geographical area in which it seeks to generate business, with no assurance that it will generate sufficient revenue to cover such costs.
- EAG may experience difficulties in managing its growth and expanding its operations, as it needs to continue to improve its operational, financial and management controls and reporting systems, including its compliance programs, privacy, cybersecurity and anti-corruption and financial controls, and may not be successful in doing so.
- EAG's business could be negatively affected by changes in legislation, insurance appetite and other externalities. The Company is engaged with various government transport bodies around the world to understand current legislation and the autonomous maturity roadmap of each market.
- Risk of geopolitical and economic externalities, EAG faces risks related to the growth rate and the global expansion of its business, including worldwide or regional economic conditions, exchange rate fluctuations, supply chain conditions and the competitiveness of the market, including conditions resulting from the Russian invasion of the Ukraine.
- Risk of Intellectual Property disputes, theft and infringement. The industry in which our business operates is characterised by a large number of patents, some of which may be of questionable scope, validity or enforceability, and some of which may appear to overlap with other issued patents. As a result, there is a significant amount of uncertainty in the industry regarding patent protection and infringement. In recent years, there has been significant litigation globally involving patents and other intellectual property rights. We could become subject to claims and litigation alleging infringement by us of third-party patents and other intellectual property generally, including by academic institutions. These claims and any resulting lawsuits, if resolved adversely to us, could subject us to significant liability for damages, impose temporary or permanent injunctions against our products or business operations, or invalidate or render unenforceable our intellectual property. We also may not be successful in any attempt to redesign our products to avoid any alleged infringement. A successful claim of infringement against us, or our failure or inability to develop and implement non-infringing technology, or license the infringed technology, on acceptable terms and on a timely basis, could materially adversely affect our business and results of operations.
- Risk of poor-quality end product delivered. EAG will partner with suitable qualified and reputable production OEMs to build agreed product to agreed specifications and quality standards to ensure a high quality end product that exceeds users' needs and provide a reliable and effective sustainable transport solution for the movement of people and goods autonomously and despite implementing best practices and quality assurance controls there is a risk that sub-standard components and builds enters the supply chain, creating recall issues, poor quality perception and down the line costs to make good.
- If there is a slowing of the increasing requirements for active safety technology, our business, results of operations and financial condition would be adversely affected. If market acceptance of EAG's products does not develop, or develops more slowly than Evie expects, its business will be adversely affected, particularly if Evie does not receive significant proceeds from the Business Combination.

Selected Risk Factors

EVIE AUTONOMOUS GROUP

Risks Related to Information Security

- Disruptions to our IT system may disrupt our operations and materially adversely affect our business and results of operations.
- Technology failures or cyberattacks on Evie's technology systems or Evie's ineffective response to technology failures or cyberattacks could disrupt Evie's operations and negatively impact Evie's reputation, business, financial condition, or results of operations.
- Our servers and equipment may be subject to computer viruses, break-ins and similar disruptions from unauthorised tampering with computer systems. We can provide no assurance that our current information technology ("IT") system is fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. A cyber-attack that bypasses our IT security systems causing an IT security breach may lead to a material disruption of our IT business systems and/or the loss of business information. Any such event could have a material adverse effect on our business until we recover using our back-up information.
- The key to developing the business is both for Evie to offer a high-quality product and to develop a long-term service offering, Autonomy as a Service, where the technology is kept current with regular updates over the air. Ensuring machinery and equipment is regularly connected enabling updates to complete successfully will be critical. Proper regression testing with Quality Assurance (QA) processes aim to ensure that any update meets the intended requirements without introducing any new bugs or errors. No QA process provides 100% defect free release (hence why security updates are often continuously required as issues are discovered). There is a risk that an update introduces multiple issues that were not detected during the testing and QA phase, this could be down to a malformed testing environment or error in configuration and deployment tools used. This would have significant downstream user impact and operational risks.
- The Evie Pod and underlying technology operate as connected autonomous vehicles, providing the ability to remotely monitor, supervise, update and if necessary, stop and control the vehicle. Even with robust security design and processes, penetration testing, bug bounties and other means such as class leading encryption to ensure the integrity of the vehicle and the connection, as with all connected devices and modern-day automobiles, there is a risk that they can be taken control off, this would result in significant operational and reputational harm.

Selected Risk Factors

EVIE AUTONOMOUS GROUP

Risks Related to Autonomous Technology Adoption

- EAG's future operating results will depend on the ability of OEMs to maintain and increase consumer acceptance of automation generally and of our camera-based technology and autonomous driving specifically. If our OEM customers are unable to maintain and increase end operator acceptance of our technology, our business, results of operations and financial condition would be adversely affected.
- Certain of EAG's strategic arrangements could be terminated or may not materialise into long-term contracts. We invest effort and money seeking OEM validation of our products, and there can be no assurance that we will win production models, which could adversely affect our future business, results of operations and financial condition.
- Autonomous driving is a complex set of technologies, which requires the continuing development of both sensing technology and control technology. Functions and capabilities are in different stages of development and their reliability must continue to improve in order to meet the higher standards required for autonomous driving. Sensing technology provides information to the vehicle and includes new sensors, communication and guidance technology, and software.
- We are continually improving of our technology stack and self-driving features which requires significant algorithmic innovation by us. There can be no assurance that we can complete such development in a timely manner. If we cannot achieve design wins for these additional capabilities or if, following any such design win, our product is not fully validated and does not go into serial production, our future business prospects and results of operations could be materially adversely affected.
- Although the technologies have been developed over a number of years and the environments are controlled there will always be a risk of an incident / injury involving Evie vehicles. This could involve passengers or external third parties. Despite of having suitable insurance coverage in place, quality controls, monitoring and supervision any serious incident will cause significant harm to operations and market adoption.
- The connected autonomous vehicles technologies market, in which EAG competes, is characterised by rapid technological change, which requires Evie to continue to develop new products and product innovations, and could adversely affect market adoption of its products. Failure to innovate or failure to find marketable innovations may adversely affect the company's future prospects and stock price.

Selected Risk Factors

EVIE
EVIE AUTONOMOUS GROUP

Risks Related to Anti-Competitive Action / Team

- The connected autonomous vehicles technologies market is competitive and dominated by a number of well-known companies, many of which have the ability to inhibit Evie activity via their supply chain influence. Anti-competitive activities may do harm before they can be identified and mitigated adequately, with the harm already suffered.
- Evie is dependent on a number of key people, its founder and chief executive officer Mr Steven Lake. The Chief Technology Officer, Carl Owen, The Head of Software, Mr Malcolm Barbour all hold knowledge and experience that is vital to the core mission and underlying proprietary autonomous technology, source code and physics models. The loss of their services and EAG's failure to hire additional qualified key personnel will harm EAG's business.
- We compete in a market that involves rapidly changing technological and other developments, which requires us to employ a workforce with a broad set of expertise and intellectual capital. In order for us to successfully compete and grow, we must attract, recruit, retain and develop the necessary software, engineering, technical and other personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. The market for qualified personnel is competitive and we may not succeed in recruiting additional personnel, retaining current personnel or effectively replacing current personnel who may depart. We cannot assure you that qualified employees will continue to be employed by us or that we will be able to attract and retain additional qualified personnel in the future. Failure to retain or attract key personnel could have an adverse effect on our business, results of operations and financial condition.
- We integrate certain technologies developed and owned by third parties into our products, including the central processing unit core of our autonomous control system and sensors chips, through license and technology transfer agreements. Under these agreements, we are obligated to pay royalties for each unit of our products that we sell that incorporates such third party technology. In addition, some of our agreements with third parties entitle the licensor to purchase our products at a specified purchase price. If we are unable to maintain our contractual relationships with the third party licensors on which we depend, we may not be able to find replacement technology to integrate into our products on a timely basis or for a similar royalty fee, in which case our business, results of operations and financial condition would also be adversely affected.
- We purchase key components from multiple parties through the founders existing automotive supply chain partnerships. Our autonomy stack relies on perception sensors such as 4d radar and chip sets that are leading edge. This could have a material adverse effect on our business, results of operations and financial condition that might not be fully offset by any inventory of components and chips that we maintain. Because of the complex proprietary nature of our system components, any transition to new supplier or, if there were a disaster at the facility, bringing a new facility online, would take a significant period of time to complete and could potentially result in our having insufficient inventory, which could adversely affect our business, results of operations and financial condition. In addition, our contractual relationship with these key suppliers does not lock in rates for the long term, and both we and suppliers are free to terminate the arrangement at any time. Further, we are vulnerable to the risk that these suppliers may become bankrupt.
- EAG's management team has limited experience managing a public company. EAG's management team may not successfully or efficiently manage their new roles and responsibilities, EAG's transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from EAG's senior management and could divert their attention away from the day-to-day management of Evie's business, which could adversely affect EAG's business, financial condition and operating results.

Selected Risk Factors

EVIE AUTONOMOUS GROUP

Risks Related to Growth and Acquisitions

- If EAG is presented with appropriate opportunities, it may acquire or make investments in complementary companies, products or technologies. If EAG acquires companies or technologies, we will face risks, uncertainties and disruptions associated with the integration process, including difficulties in the integration of the operations of an acquired company, integration of acquired technology with our products, diversion of our management's attention from other business concerns, the potential loss of key employees or customers of the acquired business and impairment charges if future acquisitions are not as successful as we originally anticipate.
- EAG may incur significant expenses and devote significant management time to the acquisition, and it may be unable to consummate the acquisition on acceptable terms.
- If EAG identifies an acquisition, it may face competition from other companies in the industry or from financial buyers in seeking to make the acquisition.
- The integration of any acquisition with EAG's existing business may be difficult and, if Evie is not able to integrate the business successfully, it may not only be unable to operate the business profitably, but management may be unable to devote the necessary time to the development of EAG's existing business.
- If the target business does not operate as we expect, we may incur an impairment charge based on the value of the assets acquired.
- Acquisitions may require financing which was not anticipated and EAG may not be able to obtain the necessary financing on reasonable, if any, terms.
- Problems and claims relating to the acquired business that were not disclosed at the time of an acquisition may result in increased costs and may impair EAG's ability to operate the acquired company.
- The acquired company may have liabilities or obligations which were not disclosed to Evie, or the acquired assets, including intellectual property assets, may not have the value Evie anticipated.
- Any indemnification obligations of the seller under the purchase agreement may be inadequate to compensate Evie for any loss, damage. Liability or expense which it may sustain, including undisclosed claims or liabilities.
- Government agencies may seek damages after Evie makes the acquisition for conduct which occurred prior to the acquisition and Evie may not have adequate recourse against the seller.
- If any of these risks occur, EAG's business, financial condition and prospects may be impaired.

Selected Risk Factors

EVIE AUTONOMOUS GROUP

Risks Related to Share Capital

- Fluctuation of the results of EAG's earnings on a quarterly and annual basis could cause the share price of the Evie Ordinary Shares to fluctuate or decline.
- EAG is an early-stage company, and the results of its operations to date have primarily reflected its research and development expenses, and, commencing in 2020, Evie began generating revenue from its products and services. In the future, Evie's earnings in any given quarter can fluctuate based on its ability to market its products and compete in the market in which it operates, as well as based on general market conditions.
- These fluctuations could adversely affect EAG's ability to meet its expectations or those of securities analysts or investors. If Evie does not meet these expectations for any period, the value of its business and its securities could decline significantly.
- The results of any one quarter should not be relied upon as an indication of future performance. EAG's quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of EAG's business.



Transporting you to a cleaner future.

W: evieautonomous.com T: +44 (0)1782 640 650